                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2001


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


1.       Statement of Cash Available for Distribution for the three months ended March 31, 2001:

          Net Loss                                                                                  $         (23,000)
          Add:      Equity in loss of Local Limited Partnership                                                 3,000
                    Cash from reserves                                                                         20,000
                                                                                                    ------------------

          Cash Available for Distribution                                                           $        -
                                                                                                    ==================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2001:

                   Entity Receiving                                  Form of
                     Compensation                                  Compensation                          Amount
          ------------------------------------        ---------------------------------------       -----------------
                         None























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